SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                          FORM 8-K



                      CURRENT REPORT
           Pursuant to section 13 of 15(d) of the Securities
                    Exchange Act of 1934


          Date of Report (Date of earliest event reported):
                       July 28, 1999



                   Network Six, Inc.
   (Exact name of registrant as specified in its charter)

               Commission File No. 0-21038

    Rhode Island                         05-036-6090
(State or other jurisdiction of       (I.R.S. Employer
                                      Identification No.)
  incorporation or organization)


         475 Kilvert Street, Warwick, Rhode Island  02886
  (Address of principal executive offices, including zip code)

                      (401) 732-9000
      (Registrant's telephone number, including area code)

Item 5. Other Events

           The July 27, 1999 Press Release of the Registrant attached hereto as
EXHIBIT 99 is incorporated herein by reference.

Item 7 (c)    Exhibits

99   Press Release, dated July 27,1999, of Network Six, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               Network Six, Inc.
                            -----------------------
                               (Registrant)

Date:  July 28, 1999         By: /s/ Dorothy M. Cipolla
                                     Dorothy M. Cipolla
                                      Chief Financial Officer
Network Six, Inc.
Current Report on Form 8-K
Dated July 28, 1999

Exhibit Index

Exhibit
   No.                                        Exhibits

99 Press Release dated July 27, 1999
                                             EXHIBIT 99
NETWORK SIX REPORTS SECOND QUARTER
      FINANCIAL RESULTS
Contact: (401)732-9000
Kenneth C. Kirsch, President and CEO
Or
         			Dorothy M. Cipolla,
CFO and Treasurer
July 27, 1999

Warwick, RI: Network Six, Inc. (NASDAQ:NWSS) reported contract revenue earned for the quarter ending June 30, 1999 of $2,550,370, down 22%, or $703,326, from $3,253,696 the same period a year ago. Net loss for the period was $1,712,238, or $2.27 per share, down $2,022,036 from the same period a year ago when the Company reported net income of $309,798, or $.30 per share. These figures include a one-time pre-tax charge of $3.2 million ($1.9 million after-tax) related to the Company settling its long-standing litigation with the State of Hawaii. Net income for the quarter, not considering this one-time charge, would have been $164,647, or $.11 per share.

Contract revenue earned for the six months ending June 30, 1999 was $5,238,770 down $236,543, or 4.3%, from $5,475,313 the same period a year ago. Net loss for the period was $1,455,042, or $2.06 per share, down $1,905,305 from the same period a year ago when the Company reported net income of $450,263, or $.38 per share, once again reflecting the one-time Hawaii settlement charge.

Kenneth C. Kirsch, President and CEO commented, "During the quarter, we had three significant achievements: (1) we resolved our litigation with the State of Hawaii; (2) we signed a one-year $5.25 million contract with our largest customer, the State of Rhode Island; and (3) we entered into a one-year $2.6 million contract extension with the State of Maine. Although the Hawaii settlement negatively impacts this quarter's (and this year's) earnings, it eliminates a material underlying contingency regarding the Company's future. The firming up of the Rhode Island and Maine business, moreover, provides us with a solid foundation upon which we expect to build."

Dorothy Cipolla, CFO and Treasurer stated, "From a cash flow perspective, our settling the Hawaii litigation is actually a positive. We received $300,000 from a third-party defendant and paid Hawaii $250,000, but are not required to make another payment to Hawaii until June of 2000. We anticipate applying much of the $1.3 million tax benefit associated with the write-off of Hawaii-related assets this year and the balance next year. Our cash flow remains strong and we have not needed to borrow against our line of credit."

Network Six is a full service systems integrator, providing information technology solutions that enable its customers to become more effective and efficient. Network Six's services include management consulting, network design, network and application implementation, training, outsourcing, maintenance and support. Network Six's stock is traded on the NASDAQ SmallCap Market under the symbol NWSS. Its website is http://www.networksix.com.


This report contains forward-looking statements reflecting the Company's expectations or beliefs concerning future events that could materially affect Company performance in the future. All forward-looking statements are subject to the risks and uncertainties inherent with predictions and forecasts. Please refer to the Company's 10Q for March 31, 1999 or 10K for December 31, 1998 for more discussion and information.

The following is a recap of Network Six's operating results and balance sheet:

                                   Network Six, Inc.
                               Condensed Balance Sheets

                                         June 30, 1999    Dec. 31, 1998
Assets                                   (unaudited)
Current assets:                           ------------     ------------
 Cash                                   $    1,451,003    $   1,442,035
 Contract receivables, less allowance for
   doubtful accounts of $69,175 at June 30,
   1999 and December 31, 1998                2,698,456        1,966,788
 Costs and estimated earnings in excess of
   billings on contract                        258,277        1,220,253
 Income tax receivable                       1,273,851              -
 Other current assets                          146,087          112,433
                                          ------------     ------------
     Total current assets                    5,827,674        4,741,509
                                          ------------     ------------
Property and equipment
  Computers and equipment                      634,774          590,527
  Furniture and fixtures                       162,606          163,532
  Leasehold improvements                        20,191           20,191
                                          ------------     ------------
                                               817,571          774,250
Less: accum. depreciation and amortization     577,657          602,033
                                          ------------     ------------
       Net property and equipment              239,914          172,217

Deferred taxes                                  37,097           37,097

Contract receivables and costs in excess
   of billings on Hawaii contract                  -          3,459,382
Other assets                                   343,484          290,577
                                          ------------     ------------
                                        $    6,448,169    $   8,700,782
                                           ===========      ===========







                                        June 30, 1999     Dec. 31, 1998
                                         (unaudited)
Liabilities and Stockholders' Equity     ------------     ------------
Current liabilities:
  Current installment of obligations
     under capital leases               $       34,535   $       89,483
  Current portion of long-term debt:
    Vendors                                    100,000          200,000
    Others                                     339,864           91,997
  Accounts payable                             197,094           58,456
  Accrued salaries and benefits                420,950          579,320
  Accrued subcontractor expense                  8,158           24,950
  Other accrued expenses                       198,688          320,982
  Billings in excess of costs and
   estimated earnings on contracts             356,950          341,572
  Income taxes payable                             -            780,066
  Deferred taxes                                42,491           42,491
  Preferred stock dividends payable            954,057          795,992
                                          ------------     ------------
    Total current liabilities                2,652,787        3,325,309
                                          ------------     ------------
Obligations under capital leases,
    excluding current installments                 -             38,090
Long-term debt, less current portion:
    Vendors                                    642,239          542,239
    Others                                     866,408          409,778
Hawaii Payable                                     -            576,483
                                          ------------     ------------
     Total Liabilities                       4,161,434        4,891,899
                                          ------------     ------------
Stockholders' equity:
  Series A convertible preferred stock,
    $3.50 par value. Authorized 857,142.85
    shares; issued and outstanding 714,285.71
    shares at June 30, 1999 and December 31,
    1998; liquidation of $3.50 per share
    plus unpaid and accumulated dividends    2,235,674        2,235,674
  Common stock, $.10 par value. Authorized
    4,000,000 shares; issued 780,156 shares
    at June 30, 1999 and 764,663 at
    December 31, 1998                           79,278           76,466
Additional paid-in capital                   1,886,130        1,796,284
Treasury stock, recorded at cost, 316 shares at
    June 30, 1999 and 0 at December 31, 1998    (1,699)             -
Retained earnings (accumulated deficit)     (1,912,648)       (299,541)
                                          ------------     ------------
     Total stockholders' equity              2,286,735        3,808,883
                                          ------------     ------------
     Total Liabilities &
       Stockholders' Equity             $    6,448,169   $    8,700,782
                                           ===========      ===========






                               Network Six, Inc.
                         Condensed Statements of Income
                                 (Unaudited)

                      Three months   Three months   Six months     Six months
                     ended 6/30/99  ended 6/30/98  ended 6/30/99  ended 6/30/98
                     -------------  -------------  -------------  -------------

Contract revenue earned  2,550,370      3,253,696      5,238,770     5,475,313
Cost of revenue earned   1,565,228      2,158,529      3,139,753     3,605,184
                       ------------   ------------   ------------   ------------
     Gross profit          985,142      1,095,167      2,099,017     1,870,129

Selling, general &
 administrative expenses   694,439        562,467      1,356,359      1,120,292
Litigation settlement    3,176,665            -        3,176,665            -
                       ------------   ------------   ------------   ------------
  Income from operations(2,885,962)       532,700     (2,434,007)       749,837

Other deductions (income)
     Interest expense       29,408         10,530         59,364         39,715
     Interest earned       (17,770)        (2,918)       (31,698)       (53,041)
                       ------------   ------------   ------------   ------------
Income before
  income taxes          (2,897,600)       525,088     (2,461,673)       763,163

Income taxes            (1,185,362)       215,290      1,006,631        312,900
                       ------------   ------------   ------------   ------------
Net income              (1,712,238)       309,798     (1,455,042)       450,263
                      =============  =============  =============  =============
Net income per share:
Basic                        (2.27)          0.30          (2.06)          0.38
                      =============  =============  =============  =============
Diluted                      (2.27)          0.30          (2.06)          0.38
                      =============  =============  =============  =============
Shares used in computing net income per share:
Basic                      788,573        756,176        781,774        752,839
                      =============  =============  =============  =============
Diluted                    788,573        756,176        781,774        752,839
                      =============  =============  =============  =============
Preferred dividends
  declared                  79,469         84,144        158,065        167,363
                      =============  =============  =============
  =============